EXHIBIT (J)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 20, 2007, relating to the financial statements and financial highlights which appears in the September 30, 2007 Annual Report to Shareholders of ICON Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.
/s/PricewaterhouseCoopers LLP
Denver, Colorado
January 28, 2008